Exhibit 10.2

CONFIDENTIAL TREATMENT

February 19, 2010

Carlo Vergani

Centro Direzionale Colleoni

Plaza Pegaso 3

20041 Agrate Brianza, Milano

Italy

Re:          Reimbursement Procedure of Expenses Related to the ACS Dobfar SpA (“ACDS”) Capacity Expansion Project (the “Project”)

Dear Carlo,

This letter is to describe the revised procedure pursuant to which Cubist Pharmaceuticals (“Cubist”) will reimburse ACSD for the items for which Cubist is obligated to reimburse ACSD in connection with the Project that was one of the subjects of the November 12, 2009 Amendment No. 5 to the September 30, 2001 Manufacturing and Supply Agreement between Cubist and ACSD (the “Agreement”).  Reimbursement for amounts paid by ACSD to third parties for the five items described as requiring reimbursement by Cubist in Exhibit G (the ACSD Capacity Expansion Plan) to the Agreement — i.e., Items ## 2 (long-lead-time items), 5 (detailed design review), 6 (process equipment other than long-lead-time items), 7 (process materials), and 9 (buildings and building modifications) (collectively, the “Reimbursable Items”) — shall occur according to the following procedure (all equipment will be purchased by ACDS, none will be leased):

•                  For the entire duration of the Project, including without limitation the duration of qualification, commissioning and process validation, ACSD will, on the last business day of each calendar month until final FDA approval of all aspects of the Project, provide a written financial report to Cubist including the following information and attachments:

•                  the actual amount paid by ACSD to date for all Reimbursable Items

•                  a description of all Reimbursable Items paid for by ACSD to date

•                  third party invoice numbers and dates for all such Reimbursable Items

•                  ACSD purchase order number and total purchase order amount for each Reimbursable Item to date

•                  for each Reimbursable Item, the ACSD expense item budget code using the codes previously established by ACSD in the Excel file “BUDGET CAPACITY EXPANSION DAPTO 26.10.09.xls”

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

•                  reference to actual ACSD payments, e.g. check numbers, pay key numbers or wire numbers, including dates ACSD made the payments for any new Reimbursable Items in the current financial report

•                  amounts previously invoiced by ACSD to Cubist for all Reimbursable Items to date

•                  current amount payable by Cubist to ACSD, which is []*% of ACSD’s amounts paid towards Reimbursable Items, less amounts previously invoiced to Cubist

(For clarification purposes, an example financial report based is attached to this letter)

•                  Along with such financial report, ACSD shall deliver:

•                  an invoice to Cubist for the current amount payable by Cubist to ACSD, which is []*% of ACSD’s amounts paid towards Reimbursable Items, less amounts previously invoiced to Cubist; the invoice should reference the Cubist issued purchase order number for the Project, which is No. 30619

•                  copies of third party invoices for any new Reimbursable Items in the current financial report

•                  proof of payments made by ACSD to third party vendors for any new Reimbursable Items in the current financial report.  Such proof of payment would be bank tracking or confirmation on payments processed via wire or copy of the front and back of cleared checks

•                  Within thirty days of Cubist’s receipt of each financial report and invoice from ACSD, Cubist will reimburse ACSD for the invoiced amount, which is []*% of the total amount paid by ACSD for Reimbursable Items

•                  The remaining []*% will be reimbursed in accordance with paragraph 11 of Exhibit G

This letter is only to modify the reimbursement procedure under Exhibit G and in no way shall otherwise amend or modify the terms of the Agreement or the ACSD Capacity Expansion Plan.

If you are in agreement with the reimbursement procedure described in this letter, please acknowledge such agreement by signing in the space provided below and return a fully-executed original to my attention with a copy to Josh Leichter, Associate General Counsel.

Please do not hesitate to contact me should you have any questions or concerns.

Respectfully,

/s/ Lindon M. Fellows

Lindon M. Fellows
Senior Vice President, Technical Operations

Attachment

cc:           Marco Falciani, ACSD

Heinrich Schlieker, Cubist

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

2

Josh Leichter, Cubist

Robert Lally, Cubist

AGREED TO on behalf of ACS Dobfar SpA, by:

/s/ Marco Falciani

Name:	Marco Falciani

Title:	President

Date:	March 11, 2010

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

3

Attachment

Monthly Report from ACSD — Example Data Only

Budget Item #	3rd Party Supplier	PO #	Date	PO Description	PO Amt			Amt Invoiced to ACSD by 3rd Parties (To Date)			3rd Party Invoice #	Date 3rd Party Invoice Paid by ACSD	ACSD Pay Code	Amt Paid by ACSD to 3rd Parties (To Date)
From Budget Capacity Expansion File	[]*	094601	20091130	[]*	€	[]	*		€—		Not Invoiced	Not Paid	N/A		€—
				[]*	€	[]	*		€—		Not Invoiced	Not Paid	N/A		€—
	[]*				€	[]	*		€—						€—
From Budget Capacity Expansion File	[]*	087860	20090219	[]*	€	[]	*	€	[]	*	555	Not Paid	N/A		€—
		094736	20091204	[]*	€	[]	*	€	[]	*	555	Not Paid	N/A		€—
				[]*	€	[]	*	€	[]	*	555	Not Paid	N/A		€—
				[]*	€	[]	*	€	[]	*	555	Not Paid	N/A		€—
				[]*	€	[]	*	€	[]	*	555	Not Paid	N/A		€—
	[]* Totale				€	[]	*	€	[]	*			€—		€—
PM-1	[]*	095028	12/17/2009	[]*	€	[]	*	€	[]	*	123	12/30/2009	Ck # 1001	€	[]	*
PM-2	[]*	095028	12/17/2009	[]*	€	[]	*	€	[]	*	456	12/15/2009	Ck # 1002	€	[]	*
	[]* Totale				€	[]	*	€	[]	*				€	[]	*

	[]*				€	[]	*	€	[]	*				€	[]	*

Total Invoices Paid by ACSD to 3rd Parties			€	[]	*
Total Amount Reimbursable from Cubist	[]	%	€	[]	*
Less: Prior Amounts Invoiced to Cubist			€	-[]	*

Current Amount Due to ACSD from Cubist			€	[]	*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.